SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2003

Centex Corporation
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

1-6776 (Commission File Number)	75-0778259 (IRS Employer Identification No.)

2728 N. Harwood, Dallas, Texas (Address of principal executive offices)	75201 (Zip code)

(214) 981-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address if changed from last report)

Item 7. Financial Statements and Exhibits.

Exhibit
Number	Description

99.1	Press Release dated November 18, 2003.

Item 9. Regulation FD Disclosure.

     Centex Corporation, a Nevada corporation, issued a press release today announcing earnings guidance for fiscal 2005 and a 14% increase in current home sales. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference. This information is being furnished to the SEC pursuant to Item 9 of Form 8-K.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTEX CORPORATION

By:	/s/	Raymond G. Smerge

	Name:	Raymond G. Smerge
	Title:	Executive Vice President,
Chief Legal Officer and Secretary

Date: November 18, 2003

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated November 18, 2003.